Exhibit 99.2
BOSTON PROPERTIES ANNOUNCES THIRD QUARTER 2021 RESULTS; REPORTS EPS OF $0.69 AND FFO PER SHARE OF $1.73

Provides Full Year 2022 Guidance, Enters Seattle as Sixth Market and Executes 1.4 Million Square Feet of Leases

BOSTON, MA, October 26, 2021 - Boston Properties, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of Class A office properties in the United States, reported results today for the third quarter ended September 30, 2021.
Financial highlights for the third quarter include:
•Revenue grew more than 5% to $730.1 million for the quarter ended September 30, 2021 as compared to $693.3 million for the quarter ended September 30, 2020.
•Net income attributable to common shareholders of $108.3 million, or $0.69 per diluted share (EPS), compared to $89.9 million, or $0.58 per diluted share, for the quarter ended September 30, 2020. The increase in EPS of $0.11 per diluted share primarily related to increased lease revenue and revenue from parking and hotel operations.
◦EPS of $0.69 per diluted share was $0.60 below the mid-point of the Company's third quarter guidance provided on July 27, 2021, primarily due to the deferral of the sale of the Spring Street Portfolio to the fourth quarter of 2021. Excluding the projected $0.65 gain on sales of real estate, EPS would have been $0.05 greater than the mid-point of the Company’s provided guidance.
•Funds from Operations (FFO) of $270.5 million, or $1.73 per diluted share, compared to FFO of $244.0 million, or $1.57 per diluted share, for the quarter ended September 30, 2020.
◦FFO of $1.73 per diluted share was $0.04 greater than the mid-point of the Company's third quarter guidance provided on July 27, 2021, primarily due to better-than- projected results from the Company’s in-service portfolio and improved parking revenue.
The Company provided guidance for full year 2021 with projected EPS of $3.11 - $3.13 and projected FFO of $6.50 - $6.52 per diluted share. Full year 2021 projected EPS and FFO includes an expected charge of $0.25 in the fourth quarter of 2021 related to the early redemption of $1.0 billion of 3.85% unsecured senior notes on October 15, 2021.
The Company provided guidance for full year 2022 with projected EPS of $2.97 - $3.17 and projected FFO of $7.25 - $7.45 per diluted share. See “EPS and FFO per Share Guidance” below.
Third quarter and recent business highlights include:
•Signed approximately 1.4 million square feet of leases in the third quarter with a weighted-average lease term of 9.3 years. Notable leases signed during the third quarter include:

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◦a 524,000 square-foot, ten-year lease extension with Wellington Management at Atlantic Wharf, in Boston, Massachusetts,
◦a 79,000 square-foot new lease with a life sciences company at Bay Colony in Waltham, Massachusetts, and
◦a 39,000 square-foot lease expansion with a financial services company at 399 Park Avenue in New York, New York, which increased its total leased square footage to approximately 373,000 square feet.
•Acquired Safeco Plaza, an approximately 800,000 square-foot Class A office building in Seattle, Washington. This acquisition marks BXP’s initial entry into the Seattle market, one of the most vibrant markets in the U.S. for companies in the technology, life sciences, manufacturing and financial services sectors. Safeco Plaza is approximately 90% leased. The Company closed the acquisition on September 1, 2021, with two joint venture partners for a purchase price of approximately $465 million. Each partner has an approximately one-third ownership interest. The joint venture also obtained a $250 million mortgage loan secured by the property that bears interest at 30-day LIBOR (but not less than 0.15%) plus 2.20% per annum and matures September 1, 2026.
•Acquired Shady Grove Bio+Tech Campus, consisting of seven buildings totaling approximately 435,000 square feet in the Shady Grove area of Rockville, Maryland, a region that is home to more than 400 companies in the biotechnology and life sciences sector. The Company plans to convert the office buildings on the campus to lab to meet current and growing demand in the region from biotechnology companies for new, Class A lab space. The Company closed the acquisition on August 2, 2021 for a purchase price of approximately $116.5 million.
•Completed and delivered 440,000 square feet of space leased to an affiliate of Verizon Communications at 100 Causeway Street in Boston, Massachusetts on September 28, 2021. 100 Causeway is an approximately 632,000 square foot office building that the Company has a 50% ownership interest in.
•Completed and delivered approximately 285,000 square feet at Reston Next, a Class A office project with approximately 1.1 million net rentable square feet located in Reston, Virginia on October 19, 2021. This project is 85% pre-leased.
•Completed the sale of 181,191 and 201 Spring Street, in Lexington, Massachusetts on October 25, 2021 for an aggregate gross sale price of $191.5 million. 181,191 and 201 Spring Street is a three-building, 333,000 square-foot complex that is 100% leased.
•Completed a green bond offering of $850.0 million of 2.450% unsecured senior notes maturing in 2033. This marks the Company’s fourth green bond offering and represents the lowest coupon ever issued by the Company in the unsecured bond market.
•Redeemed $1.0 billion of 3.85% unsecured senior notes that were scheduled to mature in February 2023. This redemption occurred on October 15, 2021, and the Company expects to recognize a loss from early extinguishment of debt of approximately $0.25 per diluted share in the fourth quarter of 2021 related primarily to the payment of the redemption premium.

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•Earned a top ESG rating in the 2021 Global Real Estate Sustainability Benchmark (GRESB®) assessment. The Company earned its tenth consecutive “Green Star” recognition and the highest GRESB 5-star Rating, as well as an “A” disclosure score. The Company also achieved the highest scores in several categories, including Data Monitoring & Review, Targets, Policies, Reporting, and Leadership.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2021. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the full year 2021 and full year 2022 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space and the earnings impact of the events referenced in this release and those referenced during the related conference call. Except as otherwise publicly disclosed, the estimates do not include any material (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) possible gains or losses from capital markets activity (including, without limitation, due to the early extinguishment of and/or refinancing of debt or resulting from hedging activity and derivatives), (3) possible future write-offs or reinstatements of accounts receivable and accrued rent balances or (4) possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

	Full Year 2021		Full Year 2022
	Low	High	Low	High
Projected EPS (diluted)	$3.11	$3.13	$2.97	$3.17
Add:
Projected Company share of real estate depreciation and amortization	4.14	4.14	4.28	4.28
Projected Company share of (gains)/losses on sales of real estate	(0.75)	(0.75)	—	—
Projected FFO per share (diluted)	$6.50	$6.52	$7.25	$7.45

Boston Properties will host a conference call on Wednesday, October 27, 2021 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2021 results, provide a business update and discuss other business matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 796-3880 (Domestic) or (443) 961-9013 (International) and entering the passcode 1484189. A replay of the conference call will be available by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering

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the passcode 1484189. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ third quarter 2021 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in six markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires, and owns a diverse portfolio of primarily Class A office space. Including properties owned by unconsolidated joint ventures, the Company’s portfolio totals 52.5 million square feet and 202 properties, including nine properties under construction/redevelopment. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. These statements are based on our current plans and expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, uncertainties and risks related to the impact of the COVID-19 global pandemic, including the duration, scope and severity of the pandemic domestically and internationally; federal, state and local government actions or restrictive measures implemented in response to COVID-19, the effectiveness of such measures and the direct and indirect impact of such measures on our and our tenants' businesses, financial condition, results of operation, cash flows, liquidity and performance, and the U.S. and international economy and economic activity generally; the speed, effectiveness and distribution of vaccines; whether new or existing actions/or measures continue to impact the ability of our residential tenants to generate sufficient income to pay, or makes them unwilling to pay, rent in full or at all in a timely manner; the health, continued service and availability of our personnel, including our key personnel and property management teams; and the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals and large and small businesses, including our tenants, that have suffered significant adverse effects from COVID-19. In addition to the risks specific to COVID-19, other factors include, without limitation, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2021	December 31, 2020
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$22,088,835	$21,649,383
Construction in progress	1,054,531	868,773
Land held for future development	568,034	450,954
Right of use assets - finance leases	237,845	237,393
Right of use assets - operating leases	170,085	146,406
Less: accumulated depreciation	(5,850,397)	(5,534,102)
Total real estate	18,268,933	17,818,807
Cash and cash equivalents	1,002,728	1,668,742
Cash held in escrows	79,193	50,587
Investments in securities	41,517	39,457
Tenant and other receivables, net	61,269	77,411
Related party note receivable, net	78,144	77,552
Note receivables, net	19,297	18,729
Accrued rental income, net	1,203,840	1,122,502
Deferred charges, net	622,807	640,085
Prepaid expenses and other assets	97,560	33,840
Investments in unconsolidated joint ventures	1,373,522	1,310,478
Total assets	$22,848,810	$22,858,190
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,898,699	$2,909,081
Unsecured senior notes, net	10,479,651	9,639,287
Unsecured line of credit	—	—
Unsecured term loan, net	—	499,390
Lease liabilities - finance leases	243,562	236,492
Lease liabilities - operating leases	204,137	201,713
Accounts payable and accrued expenses	331,687	336,264
Dividends and distributions payable	169,739	171,082
Accrued interest payable	87,408	106,288
Other liabilities	370,403	412,084
Total liabilities	14,785,286	14,511,681

Commitments and contingencies	—	—
Redeemable deferred stock units	8,775	6,897
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at December 31, 2020	—	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,285,391 and 155,797,725 issued and 156,206,491 and 155,718,825 outstanding at September 30, 2021 and December 31, 2020, respectively	1,562	1,557
Additional paid-in capital	6,415,802	6,356,791
Dividends in excess of earnings	(657,021)	(509,653)
Treasury common stock at cost, 78,900 shares at September 30, 2021 and December 31, 2020	(2,722)	(2,722)
Accumulated other comprehensive loss	(40,803)	(49,890)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,716,818	5,996,083
Noncontrolling interests:
Common units of the Operating Partnership	609,830	616,596
Property partnerships	1,728,101	1,726,933
Total equity	8,054,749	8,339,612
Total liabilities and equity	$22,848,810	$22,858,190

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Revenue
Lease	$692,260	$666,674	$2,062,102	$2,006,904
Parking and other	23,507	16,327	58,727	54,777
Hotel revenue	5,189	90	7,382	7,014
Development and management services	6,094	7,281	20,181	23,285
Direct reimbursements of payroll and related costs from management services contracts	3,006	2,896	9,166	8,617
Total revenue	730,056	693,268	2,157,558	2,100,597
Expenses
Operating
Rental	258,281	258,261	764,373	761,014
Hotel	3,946	3,164	7,993	11,958
General and administrative	34,560	27,862	117,924	102,059
Payroll and related costs from management services contracts	3,006	2,896	9,166	8,617
Transaction costs	1,888	307	2,970	1,254
Depreciation and amortization	179,412	166,456	539,815	515,738
Total expenses	481,093	458,946	1,442,241	1,400,640
Other income (expense)
Income (loss) from unconsolidated joint ventures	(5,597)	(6,873)	(1,745)	(5,410)
Gains (losses) on sales of real estate	348	(209)	8,104	613,723
Interest and other income (loss)	1,520	(45)	4,140	4,277
Gains (losses) from investments in securities	(190)	1,858	3,744	965
Losses from early extinguishment of debt	—	—	(898)	—
Interest expense	(105,794)	(110,993)	(320,015)	(319,726)
Net income	139,250	118,060	408,647	993,786
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,971)	(15,561)	(52,602)	(34,280)
Noncontrolling interest—common units of the Operating Partnership	(11,982)	(10,020)	(35,393)	(97,090)
Net income attributable to Boston Properties, Inc.	108,297	92,479	320,652	862,416
Preferred dividends	—	(2,625)	(2,560)	(7,875)
Preferred stock redemption charge	—	—	(6,412)	—
Net income attributable to Boston Properties, Inc. common shareholders	$108,297	$89,854	$311,680	$854,541
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.69	$0.58	$2.00	$5.49
Weighted average number of common shares outstanding	156,183	155,645	156,062	155,349
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.69	$0.58	$1.99	$5.49
Weighted average number of common and common equivalent shares outstanding	156,598	155,670	156,394	155,447

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$108,297	$89,854	$311,680	$854,541
Add:
Preferred stock redemption charge	—	—	6,412	—
Preferred dividends	—	2,625	2,560	7,875
Noncontrolling interest - common units of the Operating Partnership	11,982	10,020	35,393	97,090
Noncontrolling interests in property partnerships	18,971	15,561	52,602	34,280
Net income	139,250	118,060	408,647	993,786
Add:
Depreciation and amortization expense	179,412	166,456	539,815	515,738
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(16,773)	(15,833)	(50,343)	(55,940)
Company’s share of depreciation and amortization from unconsolidated joint ventures	17,803	20,413	51,565	59,757
Corporate-related depreciation and amortization	(443)	(444)	(1,327)	(1,399)
Less:
Gains on sale of investment included within loss from unconsolidated joint ventures	—	—	10,257	5,946
Gains (losses) on sales of real estate	348	(209)	8,104	613,723
Noncontrolling interests in property partnerships	18,971	15,561	52,602	34,280
Preferred dividends	—	2,625	2,560	7,875
Preferred stock redemption charge	—	—	6,412	—
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	299,930	270,675	868,422	850,118
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	29,453	26,697	85,366	85,095
Funds from operations attributable to Boston Properties, Inc. common shareholders	$270,477	$243,978	$783,056	$765,023
Boston Properties, Inc.’s percentage share of funds from operations - basic	90.18%	90.14%	90.17%	89.99%
Weighted average shares outstanding - basic	156,183	155,645	156,062	155,349
FFO per share basic	$1.73	$1.57	$5.02	$4.92
Weighted average shares outstanding - diluted	156,598	155,670	156,394	155,447
FFO per share diluted	$1.73	$1.57	$5.01	$4.92

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2021	December 31, 2020
Boston	92.3%	94.8%
Los Angeles	83.4%	93.5%
New York	87.5%	87.4%
San Francisco	87.3%	91.0%
Seattle [1]	90.9%	N/A
Washington, DC	85.1%	84.4%
Total Portfolio	88.4%	90.1%
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1The Company entered the Seattle market on September 1, 2021. Therefore, there is no occupancy information provided for December 31, 2020.

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Laura Sesody
Vice President, Corporate Marketing & Communication
lsesody@bxp.com

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